UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2013, PennyMac Financial Services, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, PennyMac Loan Services, LLC (“PLS”), amended the terms of the Mortgage Banking and Warehouse Services Agreement (“MBWS Agreement”) dated as of February 1, 2013 between PLS and PennyMac Corp. (“PMC”), a wholly-owned subsidiary of PennyMac Mortgage Investment Trust (“PMT”).  Under the terms of the MBWS Agreement, PLS provides PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT from correspondent lenders, and certain warehouse lending services, including fulfillment and administrative services, with respect to loans financed by PMT for its warehouse lending clients. In consideration for the mortgage banking services provided by PLS with respect to PMT’s acquisition of mortgage loans, PLS is entitled to a fulfillment fee based on the type of mortgage loan that PMT acquires and equal to a percentage of the unpaid principal balance of such mortgage loan.

The amendment provides that PLS, in its sole discretion, may reduce the amount of its fulfillment fees with respect to PMT’s acquisition of any loan and credit the amount of the reduction against the amount of any volume discount that it would otherwise return to PMT. The amount of any fee reduction would only be credited against the volume discount otherwise due and relating to loans purchased in the month during which the fulfillment fees were earned and reduced.

The foregoing description of the amendment to the MBWS Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which has been filed herewith as Exhibit 1.1 and incorporated herein by reference, and the full text of the MBWS Agreement, which was filed as Exhibit 10.9 to the Company’s Form S-1 Registration Statement filed on February 7, 2013, and any amendments to the MBWS Agreement filed thereafter.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 14, 2013, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws (the “Bylaws”), effective August 14, 2013, to add a forum selection provision for the adjudication of certain disputes.  The new provision, which was included as new Article IV of the Bylaws, provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, and (d) any action asserting a claim governed by the internal affairs doctrine will be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  The new forum selection provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the provision.

A copy of the Bylaws, as amended and restated, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to Mortgage Banking and Warehouse Services Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of February 1, 2013.
3.1	Amended and Restated Bylaws of PennyMac Financial Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 19, 2013	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment No. 2 to Mortgage Banking and Warehouse Services Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of February 1, 2013.
3.1	Amended and Restated Bylaws of PennyMac Financial Services, Inc.